UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2019

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10593	11-2481903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, 3rd Floor, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year.

On March 13, 2019, Iconix Brand Group, Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of Delaware to effect the Company’s previously announced one-for-ten (1:10) reverse split of the Company’s outstanding common stock, par value $0.001 per share (the “Reverse Stock Split”). The Reverse Stock Split reduced the number of the Company’s outstanding shares of common stock from approximately 88.5 million shares to approximately 8.9 million shares. The number of authorized shares of common stock was not adjusted as a result of the Reverse Stock Split. The Reverse Stock Split became effective at 12:01 a.m. Eastern time on March 14, 2019 and the consolidated common stock began trading on The Nasdaq Global Market on a split-adjusted basis at market open on March 14, 2019.

A copy of the Certificate of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation dated March 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC.
(Registrant)

By:	/s/ John McClain
	Name:	John McClain
	Title:	Chief Financial Officer

Date: March 15, 2019